                                                                     EXHIBIT 4.4

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

                                MEDIUM-TERM NOTE
                      ISSUING AND PAYING AGENCY AGREEMENT

     THIS AGREEMENT dated as of December 18, 1996, between Halliburton Company, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a corporation organized under the laws of the State of New York (the "Agent").

     SECTION 1   Appointment of Agent.  The Company proposes to issue and sell,
                 --------------------
from time to time, its Medium-Term Notes Due Nine Months or More from Date of Issue at an aggregate offering price of up to $300,000,000 (the "Notes"), and has appointed Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., NationsBanc Capital Markets, Inc. and any other securities dealer whose name shall have been provided to the Agent in a written notice signed by an Authorized Representative (as hereinafter defined) as the selling agent(s) for such Notes (the "Selling Agent(s)"). The Company hereby appoints the Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Notes, and the Agent accepts such appointment subject to the terms of this Agreement.

     SECTION 2   Indentures; Definitions.  The terms and provisions of the Notes
                 -----------------------
have been or will be established pursuant to or in accordance with the terms and provisions of the Second Senior Indenture by and between the Company and Texas Commerce Bank National Association, as trustee, dated as of December 1, 1996, as supplemented, amended and modified by the First Supplemental Indenture dated as of December 5, 1996 (the "First Supplemental Indenture"), and as hereafter supplemented, amended and modified (the "Indenture"). Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the same meanings as ascribed to them therein.

     SECTION 3   Note Form;  Signature.  Notes will be represented either by
                 ---------------------
Certificates issued in definitive registered form or by book entry global securities. As to Certificated Notes, the Company will from time to time furnish the Agent with an adequate supply of Notes, which will have the principal amount, Note number, date of Note issue, maturity date and rate of interest left blank. Each Note will be signed manually or by facsimile by an officer of the Company duly authorized to sign the Notes. Fixed Rate Notes will be substantially in the form of Exhibit "A-1" hereto and Floating Rate Notes will be substantially in the Form of Exhibit "A-2" hereto. The Notes shall have a maturity of not less than nine months from the date of issue and shall be issued in denominations of integral multiples of $1,000. The Agent shall take reasonable steps to assure the safekeeping of the blank Notes.

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

     SECTION 4  Completion, Authentication and Delivery of Notes.
                ------------------------------------------------

     (a) From time to time, an authorized representative of the Company listed on Exhibit "B" hereto (each an "Authorized Representative") may give the Agent written instructions regarding the completion and delivery of some or all of the Notes. Such instructions must be received by the Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding the date on which delivery of the Note or Notes is to occur. Such instructions shall include:

          (i) the name of each person in whose name a Note is to be registered (the "Registered Owner");

          (ii)   the address of each Registered Owner;

          (iii) the address of each Registered Owner for interest payments, if different from (ii) above;

          (iv)   the taxpayer identification number of each Registered Owner;

          (v) the Principal Amount and Denominations of the Notes to be issued to each Registered Owner;

          (vi) in the case of each Fixed Rate Note, the interest rate to be borne by the Note, if applicable;

          (vii)  the issue date ("settlement date") of the Notes;

          (viii) the amount of proceeds to be received by the Company or its designee from the sale of the Note or Notes;

          (ix)   delivery instructions;

          (x)    the Selling Agent in respect of the Note or Notes; and

          (xi)   redemption provisions, if any.

     If a Floating Rate Note, the Company shall supply such of the following as are applicable;

          (i)    Interest Rate Basis;

          (ii)   Index Maturity;

          (iii)  Spread;

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

          (iv)   Spread Multiplier;

          (v)    Maximum Rate;

          (vi)   Minimum Rate;

          (vii)  Initial Interest Rate;

          (viii) Interest Reset Dates;

          (ix)   Calculation Date;

          (x)    Interest Determination Dates;

          (xi)   Interest Payment Dates;

          (xii)  Regular Record Dates; and

          (xiii) Calculation Agent.

     (b) Upon the receipt of such instructions and the information set forth in subsection (a) above, the Agent shall confirm by telephone the principal amount of the Notes to be issued on the date specified in such notice.

     (c) Upon receipt of such instructions, the Agent shall:

          (i) complete each Note as to its Registered Owner, Note number, principal amount, interest rate, if any, date of maturity, issue date and other applicable matters, information as to which shall have been furnished pursuant to Section 4(a);

          (ii) cause each Note to be manually authenticated by any of the officers of the Agent duly authorized for such purpose; and

          (iii)  deliver each Note to the Selling Agent or its designee.

     (d) In addition, the Agent shall comply with the procedures contained in the Administrative Procedures attached as an Exhibit to, and incorporated by reference in, the First Supplemental Indenture.

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

     SECTION 5  Delivery of the Notes.  The Agent shall deliver the Notes to a
                ---------------------
Selling Agent or its designee only against a signed, time stamped receipt. A Note shall be deemed to have been delivered if the Agent delivers such Note to the Selling Agent or its designee and receives such Selling Agent's signed, time stamped receipt for the delivery. The Agent shall have no liability whatsoever to any party for any reason, if the Agent shall have complied with the Company's instructions as set forth in Section 4 above and this Section 5.

     SECTION 6  Payments of Interest.  Interest on the Fixed Rate Notes and on
                --------------------
the Floating Rate Notes shall be calculated, determined and paid as provided in the Indenture. The Agent will assume responsibility for withholding taxes, if any, on interest only to the extent the Agent has been instructed by the Company or any governmental agency that any taxes should be withheld. The Agent will solicit from registered Holders of Notes information or other reports or returns necessary or required by law or regulation in connection with any federal or state requirement to report information or withhold for taxes.

     SECTION 7  Payment of Principal.  In accordance with the terms of the
                --------------------
Indenture, the Agent will pay, subject to receipt of funds as provided in
Section 9 hereof and upon presentation of an appropriate Note, the principal amount of each Note at maturity, together with accrued interest due at maturity. The Agent will mark the Note "CANCELED" and remit it directly to the Company.

     SECTION 8  Information Regarding Amounts Due.  Promptly following each
                ---------------------------------
Interest Payment Date, the Agent will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Note and in total. The Agent will provide to the Company by the fifteenth day of each month a list of the principal and interest payments required to be made on Notes in the next succeeding month.

     SECTION 9  Deposit of Funds.  The Company shall, on each Maturity Date of
                ----------------
any Note, pay to the Agent an amount in immediately available funds sufficient to pay the principal of any such Note and interest accruing thereon to the Maturity Date.

     SECTION 10 Registration; Transfer.
                ----------------------

     (a) The Agent shall maintain a register in which it shall register the names, address and taxpayer identification number of the holders of registered Notes and shall register the transfer of such Notes.

     (b) All Notes presented for transfer shall be duly endorsed or accompanied by a written instrument of transfer in form and substance satisfactory to the Agent.

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

     (c) Each note shall bear an original issue date which, with respect to any Note (or portion thereof), shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note regardless of the date of issuance of any subsequently issued Note.

     (d) The Agent shall carry out its duties under this Section 10 in accordance with, and subject to the terms of, the Indenture.

     SECTION 11  Persons Deemed Owners.  Prior to due presentation of a Note for
                 ---------------------
registration or transfer, the Company, the Agent and any agent of the Company or the Agent may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, nor the Agent shall be affected by notice to the contrary.

     SECTION 12  Mutilated, Lost, Stolen or Destroyed Notes.  In case any Note
                 ------------------------------------------
shall become mutilated or destroyed, lost or stolen, the parties hereto shall comply with the provisions of Section 2.9 of the Indentures; provided, however, that the Agent shall, on behalf of the Trustee, perform the Trustee's obligations thereunder.

     SECTION 13  Return of Unclaimed Funds.  Any money deposited with the Agent
                 -------------------------
and remaining unclaimed for 90 days after the date upon which the last payment of principal or interest on any Note to which such deposit relates shall have become due and payable, shall be paid to the Trustee on demand, such money to be held and distributed by the Trustee in accordance with the provisions of Section
10.4 of the Indenture, and all liability of the Agent with respect to such money shall thereupon cease.

     SECTION 14  Resignation or Removal of Paying Agent.  The Agent may at any
                 --------------------------------------
time resign from its duties hereunder by giving notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than sixty (60) days after the giving of such notice to the Company. The Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date on which it is intended to become effective (such date being at leasst 15 days after said filing). Upon such resignation or removal, the Agent shall transfer to the successor Agent all monies and unissued Notes. If no such successor Agent shall have been appointed by that time, the Agent shall hold such money and any unissued Notes until such successor Agent is appointed but that shall be the sole surviving responsibility of the Agent under this Agreement. Any resignation or removal hereunder shall not affect the Agent's rights to the payment of fees earned or charges incurred through the effective date of such resignation or removal, as the case may be.

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

     SECTION 15  Succession.  Any successor Agent appointed hereunder shall
                 -----------
execute and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Agent hereunder, and such predecessor, upon payment of its reasonable compensation, charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Agent shall be entitled receive, copies of any relevant records maintained by such predecessor Agent.

     SECTION 16  Reliance on Instruction; Opinion of Counsel.  The Agent shall
                 -------------------------------------------
not incur any liability to the Company in acting hereunder upon instructions contemplated hereby which the Agent believed in good faith to have been properly given. If a discrepancy exists between the instructions as originally received by the Agent and any subsequent written confirmation thereof and the Agent gives notice to the Company of such discrepancy promptly upon the receipt of such written confirmation, such original instructions will be deemed controlling unless the Company promptly thereafter reconfirms the instructions as theretofore confirmed. If the Agent should at any time request or receive a written opinion of its counsel (which includes in-house counsel) concerning its duties hereunder, it shall be free to act upon the advice contained in such opinion and shall be relieved of any liability under this Issuing and Paying Agency Agreement in so acting, provided that such action is taken in good faith and not in contradiction of any express instruction given by the Company to the Agent.

     SECTION 17  Cancellation of Unissued Notes.  Promptly upon the written
                 ------------------------------
request of the Company, the Agent shall cancel and return to the Company all unissued Notes in its possession.

     SECTION 18  Representation and Warranties of the Company.  Each instruction
                 --------------------------------------------
given to the Agent in accordance with Section 4 hereof shall constitute a representation and warranty to the Agent by the Company that the issuance and delivery of the Notes have been duly and validly authorized by the Company and, when completed, authenticated, delivered and paid for pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Company. The Company further warrants that it is free to enter into this Agreement and to perform its obligation hereunder and that each Note with a maturity of greater than one year shall comply in all respects with the registration requirements of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     SECTION 19  Fees.  For its services under this Agreement, the Company shall
                 ----
pay the Agent compensation in accordance with the schedule of fees annexed hereto as Exhibit "C".

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

     SECTION 20  Notices.
                 -------

     (a) All communications by or on behalf of the Company relating to the completion, delivery or payment of the Notes are to be directed to the Customer Service area of the Agent located in New York, New York (or such other department or division as the Agent shall specify in writing to the Company). The Company shall send all Notes to be completed and delivered by the Agent to such Customer Service area (or such other department or division as the Agent shall specify in writing to the Company). The Agent will advise the Company from time to time of the individuals generally responsible for the administration of this Agreement.

     (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

     If to the Company:       Halliburton Company
                              3600 Lincoln Plaza
                              500 North Akard
                              Dallas, Texas 75201-3391
                              Telephone: (214) 978-2600
                              Facsimile:  (214) 978-2783

     If to the Issuing
     and Paying Agent:        The Chase Manhattan Bank
                              Corporate Trust Group
                              450 West 33rd Street, 15th Floor
                              New York, New York  10001
                              Telephone:  212-946-3481
                              Facsimile:   212-946-3498/3499

     SECTION 21  Information Furnished by the Agent.  Upon the reasonable
                 ----------------------------------
request of the Company, given in writing at any time and from time to time, the Agent shall promptly provide the Company with information with respect to Notes hereunder to the extent such information is reasonably available.

     SECTION 22  Liability.  Neither the Agent, any successor agent nor any of
                 ---------
their officers, directors, employees, attorneys and agents shall be liable to the Company for any loss, liability or expense arising out of or in connection with the performance of the obligations of the Agent or any successor agent hereunder except in the case of gross negligence, willful misconduct or bad faith. The duties and obligations of the Agent and any successor agent shall be determined by the express provisions of this Agreement and no implied covenants shall be read into this Agreement. Neither the Agent nor any successor agent shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Issuing and Paying Agency Agreement) is in

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

compliance with any other agreement to which the Company is a party (whether or not the Agent is also a party to such other agreement).

     In no event shall the Agent or any successor agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if the Agent or any such successor agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     SECTION 23  Indemnity.  The Company shall indemnify the Agent, any
                 ---------
successor agent, and their officers, directors, employees, attorneys and agents and hold each of them harmless from and against any loss, liability or expense of any nature arising out of or in connection with the performance of the obligations of the Agent or any successor agent hereunder, including the reasonable costs and expenses of investigation and defense against any such claim or liability, except any loss, liability or expense arising from gross negligence, willful misconduct or bad faith. This indemnification obligation shall survive the termination of this Agreement and the resignation or removal of the Agent or any successor agent.

     SECTION 24  Benefit of Agreement.  This Agreement is solely for the benefit
                 --------------------
of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

     SECTION 25  Amendments.  This Agreement may be amended only by a writing
                 ----------
duly executed and delivered by each of the parties hereto.

     SECTION 26  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York without giving to its principles of conflict of laws.

     SECTION 27  Relationship with Indenture.  This Agreement shall be subject
                 ---------------------------
at all times to the terms of the Indenture. In the event of any conflict between the terms of this Agreement and the terms of the Indenture, the terms of the Indenture shall be deemed to be controlling. By executing and delivering this Agreement, the parties hereto acknowledge that the Trustee has appointed the Agent as the Authenticating Agent, and the Trustee acknowledges that the Company has appointed the Agent as the Paying Agent and Registrar, for purposes of the Indenture.

     SECTION 28  Multiple Counterparts.  This Agreement may be executed in
                 ----------------------
multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

                                                         CONFIDENTIAL; ATTORNEY/
                                                     CLIENT PRIVILEGE; ATTORNEY/
                                                    WORK PRODUCT; DRAFT 11/21/96

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the day and year above written.

                              HALLIBURTON COMPANY


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              THE CHASE MANHATTAN BANK


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


     Texas Commerce Bank National Association, as Trustee under the Indenture, hereby acknowledges that the Agent has been appointed as the Authenticating Agent, Paying Agent and Registrar for the purposes of the Indenture.

                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION as Trustee


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------